SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered into as of _________, 2008, by and among PROQUEST LLC, a Delaware limited liability company ("Sublandlord"), with an address of 7200 Wisconsin Avenue, Suite 601, Bethesda, Maryland 20814 , and VOYAGER LEARNING COMPANY, a Delaware corporation ("Subtenant"), with an address of 789 East Eisenhower Parkway, Ann Arbor, Michigan 48108 ("Subtenant").

RECITALS

A. Sublandlord is now the tenant under that certain Lease dated November 10, 2004, between Transwestern Great Lakes, L.P., a Delaware limited partnership ("Owner"), as landlord, and ProQuest Company (now known as Voyager Learning Company, and being Subtenant hereunder), as tenant, as amended by that certain First Amendment to Lease dated November 16, 2005, that certain Commencement Letter dated April 21, 2006, that certain Second Amendment to Lease and Assignment of Lease dated as of _________, 2008 (collectively and as so amended and assigned, the "Prime Lease"), with respect to and covering 111,748 rentable square feet of office space and 19,213 rentable square feet of lower level space in and comprising in its entirety the office building located at 789 East Eisenhower Parkway, Ann Arbor, Michigan (the "Leased Premises"). The Prime Lease is attached hereto as Exhibit A and the terms of the Prime Lease are incorporated herein by this reference.

B. By virtue of the aforementioned Second Amendment to Lease and Assignment of Lease, the Prime Lease and the tenant's interest therein have been assigned to and assumed by Sublandlord, and Subtenant has been absolutely released by Owner and Sublandlord from any and all liability with respect to and under the Prime Lease.

C. As of the Effective Date (as hereinafter defined), Sublandlord wishes to sublease to the Subtenant that portion of the Leased Premises consisting of (i) approximately 12,620 rentable square feet of office space located within the so-called Northeast Quadrant of the third floor of the Leased Premises (the "Part A Space"), and approximately 3,060 rentable square feet of office space and including conference room located within the so-called Northwest Quadrant of the first floor of the Leased Premises (the "Part B Space"), all as depicted on Exhibit B attached hereto (the "Subleased Premises"), and Subtenant wishes to sublease from Sublandlord the Subleased Premises, all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  SUBLEASE.

    Subject to the terms hereof and except as set forth herein, as of the Effective Date (as hereinafter defined), the Sublandlord hereby subleases to the Subtenant and the Subtenant hereby subleases from the Sublandlord the Subleased Premises, together with the non-exclusive right to utilize any and all interior corridors, restrooms, stairways, elevators and other common areas (interior and exterior) as may be necessary or useful in accessing and fully utilizing the Subleased Premises, and together with the parking rights identified in Section 1.03, below. This Sublease grants to Subtenant the right to occupy the Subleased Premsies and otherwise enjoy certain rights and privileges currently enjoyed by Sublandlord under the Lease, as expressly provided herein.

    Term. The term (the "Term") of this Sublease shall commence at 12:00 a.m. on _______________, 2008 (the "Effective Date"). This Sublease shall thereafter continue to apply to the Part A Space until: (i) June 30, 2008, after which time it shall be automatically extended on a month-to-month basis, at the same Rent, unless terminated by Subtenant pursuant to not less than 30 days written notice to Sublandlord, but in no event beyond December 31, 2008, (ii) the earlier termination of the Prime Lease for any reason, or (iii) the date this Sublease is otherwise terminated pursuant to the terms hereof (the "Part A Termination Date"). This Sublease shall thereafter continue to apply to the Part B Space until: (i) December 31, 2008, after which time it shall be automatically extended on a semiannual basis (i.e., in 6 month increments), at the same Rent, unless terminated by Subtenant pursuant to written notice to Sublandlord given not less than 30 days prior to the expiration of December 31, 2008 or the expiration of any semiannual extension, as applicable, but in no event shall the Term extend beyond December 31, 2010, (ii) the earlier termination of the Prime Lease for any reason, or (iii) the date this Sublease is otherwise terminated pursuant to the terms hereof (the "Part B Termination Date").

  Section 1.03 Parking. Throughout the Term, Subtenant shall be entitled to utilize the parking areas otherwise available to Sublandlord under the Prime Lease; provided, however, that Subtenant's usage of the reserved underground parking area shall be limited to the existing eleven (11) carded-entry spaces previously utilized by Subtenant pursuant to the Prime Lease (i.e., prior to the Second Amendment to Lease and Assignment of Lease) through the Part A Termination Date, and thereafter limited to three (3) carded-entry spots through the Part B Termination Date; provided further, however, that in the event Sublandlord elects to convert (and actually converts) to rentable area and thereby eliminates the underground parking area in whole or in part, Subtenant's underground parking spaces shall be reduced proportionately with the reduction in underground parking spaces allotted to Sublandlord .

  Section 1.04 Termination. Subtenant shall on the Part A Termination Date and/or the Part B Termination Date, as the case may be, surrender and deliver up Part A Space or the Part B Space, as applicable, to the possession and use of Sublandlord without delay and in good order, condition and repair, and use of Sublandlord without delay and in good order, condition and repair, except for reasonable wear and tear to the Subleased Premises, free and clear of all lettings and occupancies and free and clear of all liens and encumbrances other then those, if any, currently existing or created or suffered by Sublandlord or Owner.

  BASE RENT/ADDITIONAL RENT

    During the Term of this Sublease, Subtenant shall pay to Sublandlord as monthly rent for the Subleased Premises an amount equal to one-twelfth (1/12th) of the product of (i) the total rentable square feet within the Subleased Premises as it exists from time to time hereunder, times (ii) an amount equal to Five Dollars ($5.00) less than applicable "Annual Base Rent Per RSF" for the period in question as set forth in the Commencement Letter dated April 21, 2006 (a copy of which is included within Exhibit A) (the "Monthly Base Rent"). Tenant shall also pay "Additional Rent" (calculated and defined as set forth in the Prime Lease) with respect to and based on the rentable square feet from time to time within the Subleased Premises relative to the aggregate rentable square feet within the Leased Premises (as defined above) (Monthly Base Rent, together with Additional Rent, are referred to collectively as "Rent"). So long as Sublandlord is not in default under this Sublease, Subtenant shall have no rights of offset, abatement or deduction for any reason, and shall have no right to prior notice or demand, with respect to payments of Rent to Sublandlord. Rent for any period during the Term hereof which is less than one month shall be prorated for such month. Sublandlord and Subtenant agree to prorate any accrued and unpaid expenses and any prepaid expenses, based on the number of days Sublandlord and Subtenant, respectively, have a right to occupy the Subleased Premises. Subtenant does not assume any liability or obligation of Sublandlord arising under the Prime Lease prior to the Effective Date.

    Subtenant shall make all payments of Rent or other amounts due hereunder directly to the Sublandlord and not the Owner under the Prime Lease or its permitted successors and assigns.

  PRIME LEASE

    This Sublease is, and shall be at all times, subject and subordinate to the Prime Lease and to matters to which the Prime Lease is subject and subordinate. Except as otherwise provided herein, the parties agree that all the non-economic terms, covenants and conditions contained in the Prime Lease shall be applicable to this Sublease and solely with respect and limited to the Subleased Premises, except to the extent inconsistent with the terms and conditions in this Sublease (in which event the terms and conditions of this Sublease shall control); and provided, however, Sublandlord shall not amend or agree to any amendment of the Prime Lease that would expand the obligations or liabiilities of Subtenant hereunder or diminish Subtenant's rights pursuant to this Sublease. Nothing contained herein shall be deemed to impose any obligation, responsibility or duty upon the Subtenant other than with respect to the Subleased Premises. The parties further agree that, except as otherwise provided herein, the Subtenant shall have each and every of the rights and privileges of the Sublandlord under the Lease.

    This Sublease is not an assignment of the Prime Lease by Sublandlord to Subtenant, and Subtenant does not assume and shall not be liable to any person or entity for obligations arising under the Prime Lease with respect to the periods prior to the Commencement Date or after the Termination Date.
  USE AND QUIET ENJOYMENT; UTILITIES AND SERVICES

    Use of the Subleased Premises shall be restricted to any lawful purpose permitted by the Prime Lease, and no other purpose.

    Sublandlord represents and warrants that it has full right and authority to enter into this Sublease and that Subtenant, while paying the Rent and performing its other covenants and agreements herein set forth, shall quietly have, hold and enjoy the Subleased Premises for the Term hereof without interference from Sublandlord, subject to the exceptions, reservations, conditions and other terms and provisions of this Sublease.

    Subtenant shall permit Sublandlord and its authorized representatives to enter the Subleased Premises during daytime business hours, upon not less than 24 hours' notice, except in the case of an emergency, during which time Sublandlord shall be given access to the Subleased Premises at all times without notice, for any purpose permitted to the Owner under the Prime Lease.

    Sublandlord shall provide to Subtenant all utilities and other services included in or under the Prime Lease, and the relative rights and obligations of the parties for such utilities and services shall be determined by reference to the Prime Lease, treating the Sublandlord as "Landlord" and the Subtenant as "Tenant" for purposes thereof.

    Those additional services listed and described on Exhibit C, attached hereto, shall be made available by Sublandlord to Subtenant upon request and subject to compensation on the basis set forth in Exhibit C.
  EVENTS OF DEFAULT AND REMEDIES

    The following events shall be deemed to be events of default (each an "Event of Default") by Subtenant under this Sublease:

      Subtenant shall fail to make any payment of Rent required to be made by Subtenant hereunder, as and when due, in accordance with the terms of this Sublease or the Prime Lease and such cure period under the Prime Lease less two (2) days shall have elapsed;

      Subtenant shall fail to comply with its obligations hereunder which are expressly incorporated from the Prime Lease under Article III hereof (other than with respect to the payment of Rent) and the time within which such failure is required to be cured thereunder shall have elapsed;

      Subtenant shall fail to comply with any term, provision or covenant of this Sublease, and shall not cure such failure within thirty (30) days of receiving notice of such failure from Sublandlord (provided, however, if the default is not by its nature capable of cure within thirty (30) days, it shall not be an Event of Default if and so long as Subtenant commences a cure within thirty (30) days and thereafter diligently prosecutes the cure to completion); or

    Notwithstanding the foregoing, in the event Sublandlord shall receive from the Owner any notice of default under the Prime Lease or notice of any event, which, with the giving of notice or lapse of time, or both, would constitute such a default, (i) Sublandlord shall promptly and without delay furnish notice to this effect to Subtenant if Sublandlord receives such notice or (ii) Subtenant shall promptly and without delay furnish notice to this effect to Sublandlord. In the event Sublandlord shall fail to so notify Subtenant, Sublandlord shall not be entitled to declare an Event of Default under this Sublease with respect to the event or circumstance in question, unless the notice furnished by the Owner to the Sublandlord in accordance with the terms of the Lease was also furnished to the Subtenant or was furnished to the Subtenant in lieu of Sublandlord. Notwithstanding any provision of this Sublease to the contrary, Sublandlord shall not be entitled to declare an Event of Default under this Sublease as a result of any default under the Prime Lease if such default has been timely cured in accordance with the terms of the Prime Lease.

    Upon the occurrence of any Event of Default hereunder, Sublandlord shall have the option, in addition to all other remedies set forth herein and in the Prime Lease, to pursue any one or more of the following remedies without any notice or demand whatsoever:

      Sublandlord may (i) terminate this Sublease in its entirety, or (ii) terminate Subtenant's right to possession in its entirety, without terminating the Sublease.

      Upon the occurrence of any event discussed in Section 5.01, following an Event of Default, Subtenant shall surrender possession and vacate the Subleased Premises immediately, and deliver possession thereof to Sublandlord, and Subtenant hereby grants to Sublandlord full and free license to enter into and upon the Subleased Premises in such event with process of law and to repossess Sublandlord of the Subleased Premises as of Sublandlord's former estate and to expel or remove Subtenant and any others who may be occupying or within the Subleased Premises and to remove any and all property therefrom.

      Upon termination of this Sublease in its entirety, following an Event of Default, Sublandlord shall be entitled to recover as damages, all Rent that is derived from the terminated Sublease and other sums due and payable by Subtenant on the date of termination, plus the sum of (i) an amount equal to the then present value of the Rent that is derived from the terminated Sublease and other sums provided herein to be paid by Subtenant for the residue of the Term hereof, less the present value of the fair rental value of the Subleased Premises for such residue (taking into account the expense necessary to obtain a replacement subtenant or subtenants, including reasonable expenses hereinafter described in subparagraph (d) relating to recovery of the Subleased Premises, preparation for reletting and for reletting itself), and (ii) the reasonable cost of performing any other covenants which would have otherwise been performed by Subtenant under the terms hereof. In such event, Sublandlord shall take commercially reasonable actions to mitigate its damages and resublet the Subleased Premises.

      Upon any termination of Subtenant's right to possession only in its entirety, without termination of the Sublease following an Event of Default, Sublandlord may, at Sublandlord's option, enter into the Subleased Premises, remove Subtenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph (b) above, without such entry and possession terminating this Sublease or releasing Subtenant, in whole or in part, from any obligation, including Subtenant's obligation to pay the Rent for the full Term.  In any such case Subtenant shall pay forthwith to Sublandlord, if Sublandlord so elects, a sum equal to the entire amount of the Rent under this Sublease for the Subleased Premises for the residue of the Term plus any other sums provided herein to be paid by Subtenant for the remainder of the Term.  In such event, Sublandlord shall take commercially reasonable actions to mitigate its damages and resublet the Subleased Premises.  In connection therewith, and to the extent permitted by the Prime Lease, Sublandlord may resublet the Subleased Premises for such rent and upon such terms as Sublandlord in its reasonable discretion shall determine (including the right to resublet the Subleased Premises for a greater or lesser term than that remaining under this Sublease, the right to resublet the Subleased Premises as a part of a larger area, and the right to change the character or use made of the Subleased Premises) and Sublandlord shall not be required to accept any subtenant offered by Subtenant or to observe any instructions given by Subtenant about such reletting.  If the consideration collected by Sublandlord upon any such resubletting plus any sums previously collected from Subtenant are not sufficient to pay the full amount of all Rent and other sums reserved in this Sublease for the remaining Term hereof, together with the reasonable costs of repairs, alterations, additions, redecorating, and Sublandlord's expenses of resubletting and the collection of the rent accruing therefrom (including attorneys' fees and brokers' commissions), Subtenant shall pay to Sublandlord the amount of such deficiency upon demand and Subtenant agrees that Sublandlord may file suit to recover any sums falling due under this Section.

      Sublandlord may, at Sublandlord's option, enter into and upon the Subleased Premises, with process of law, to maintain, repair or replace anything for which Subtenant is responsible under this Sublease and perform such obligations on Subtenant's behalf and put the Subleased Premises in good order, condition and repair. Subtenant agrees to reimburse Sublandlord, on demand, for any reasonable expenses which Sublandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease.

      Pursuit of any of the foregoing remedies shall not preclude the pursuit of any of the other remedies provided herein, or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided herein or in any of the aforementioned documents constitute a forfeiture or waiver of any Rent or other payments due to Sublandlord hereunder or of any damages accruing to Sublandlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Sublandlord or Subtenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Sublandlord's acceptance of the payment of rental or other payments hereunder after the occurrence of a default shall not be construed as a waiver of such default, unless Sublandlord so notifies Subtenant in writing.  Forbearance by Sublandlord or Subtenant in enforcing one or more of the remedies provided herein, in the Lease or in any documents executed in connection with the aforementioned documents, upon a default shall not be deemed or construed to constitute a waiver of such default or of Sublandlord's right to enforce any such remedies with respect to such default or any subsequent default.

  MISCELLANEOUS

    Notices of Events Affecting the Subleased Premises. Sublandlord shall promptly forward to Subtenant, and Subtenant shall promptly forward to Sublandlord, any notice or other communication received by Sublandlord or Subtenant, as the case may be, from the Owner or others relating to Subtenant's use of, operation of or interest in Subtenant's use of the Subleased Premises.

    Notices. Any notice, request, instruction or other document given hereunder by either party to the other shall be in writing and delivered personally, by mail (certified mail, postage prepaid, return receipt requested, such mailed notice to be effective three (3) days after deposit) by overnight courier (to be effective the business day following deposit), by facsimile transmission (to be effective when receipt acknowledged unless sent after 5:00 p.m. on any business day or on the weekend, in which event they will be deemed received on the next business day), at their respective addresses first set forth above or at such other address as either party may by like notice designate to the other in writing.

    Entire Agreement. All prior understandings and agreements between the parties are merged with this Sublease and the Lease, together with the exhibits and schedules hereto and thereto, all of which are incorporated herein by reference, which together fully and completely set forth the understanding of the parties. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Sublease or the Lease.

    Successors and Assigns.  The terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of the parties hereto. The term "Sublandlord" in this Sublease shall include Sublandlord, its successors, and assigns.  The term "Subtenant" shall include Subtenant and its successors and assigns.

    Sublease and Assignment. Subtenant may not make any assignment of this Sublease or any right hereunder, nor enter into any sublease of all or any part of the Subleased Premises, without (i) all consents required under the Prime Lease, and (ii) the prior written consent of Sublandlord in each instance. In all instances, Subtenant shall remain primarily liable for payment of rent required hereunder and for the performance of all other terms of this Sublease required to be performed by Subtenant. If Subtenant assigns this Sublease, Sublandlord shall give Subtenant a copy of all notices Sublandlord gives to the assignee. Subtenant shall be entitled to cure any defaults by any assignee during the same period allowed to the assignee for curing such default.

    Third Party Beneficiaries. This Sublease shall inure to the benefit of Sublandlord, Owner and Subtenant. Nothing contained herein shall create, or be construed to create, any right in any person or entity not a party hereto (except the Owner).

    Recordation.  Subtenant may record a Memorandum of Sublease regarding this Sublease.

    Only Landlord and Tenant. Nothing contained in this Sublease shall be deemed, or be construed by the parties hereto, or by any third person, to create the relationship of principal and agent or partnership or of joint venture or of any association between Sublandlord and Subtenant, and no provision contained in this Sublease, or any acts of the parties hereto, shall be deemed to create any relationship between Sublandlord and Subtenant, other than the relationship of landlord and tenant.

    Brokers. Each of the parties hereto (a) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Sublease; and (b) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys' fees), incurred as a result of an alleged breach of the foregoing warranty.

    Time. Time is of the essence of this Sublease and all of its provisions.

    Governing Law and Litigation. This Sublease is made in and shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State in which the Subleased Premises is located without regard to conflicts of law principles. For all purposes in respect to this Sublease, both parties agree to submit to the jurisdiction of the state and federal courts located in Washtenaw County, Michigan. In the event either party brings an action against the other to enforce any condition or covenant of this Sublease, the prevailing party in such action shall be entitled to recover the court costs and reasonable attorneys' fees in the judgment rendered through such action, including on appeal and in a bankruptcy proceeding.

    Captions and Headings. The captions and headings of Articles and Sections of this Sublease have been intended solely for convenience of reference and shall not control or affect the meaning or construction of any of the provisions of this Sublease.

    Severability. If any provision of this Sublease is or becomes invalid, illegal or unenforceable in any respect, it shall be ineffective to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

    Remedies Cumulative. No remedy set forth in this Sublease or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available hereunder, at law or in equity to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

    Amendment. This Sublease shall not be amended, supplemented or modified except by an instrument in writing signed and delivered by each of the parties hereto.

    Waiver. No failure or delay on the part of any party hereto in the exercise of any power or right, and no course of dealing between Sublandlord and Subtenant shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by a party hereto of any condition or of any breach of any term contained in this Sublease shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term.

    Counterparts. This Sublease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Section 6.18 Effectiveness. This Sublease shall not be effective until executed by Sublandlord, Subtenant and Owner. In the event Owner fails to execute this Sublease within ten (10) days after execution by Subtenant and Sublandlord, this Sublease shall be automatically null and void and of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed on their respective behalf, by their respective officers thereunder duly authorized, all as of the date and year first above written.

SUBLANDLORD:

PROQUEST LLC, a Delaware limited liability company

By: /s/ Larisa Avner Trainor

Name: Larisa Avner Trainor

Title: VP & Asst. Sec

SUBTENANT:

VOYAGER LEARNING COMPANY, a Delaware corporation

By: /s/ Todd W. Buchardt

Name: Todd W. Buchardt

Title: General Counsel

ACKNOWLEDGMENT AND CONSENT

Transwestern Great Lakes, L.P., as the Owner/Landlord under the Prime Lease, hereby acknowledges receipt of an executed copy of the foregoing Sublease Agreement and consents to the terms thereof.

TRANSWESTERN GREAT LAKES, L.P., a Delaware limited partnership

By: Transwestern Great Lakes GP, L.L.C., a Maryland limited liability company, its general partner

By: Transwestern Investment Company, L.L.C., its authorized agent

By: /s/ Scott A. Tausk

Name: Scott A. Tausk

Title: Managing Director

EXHIBIT A

PRIME LEASE

EXHIBIT B

EXHIBIT B

EXHIBIT C

ADDITIONAL SERVICES MATRIX